As Filed With The Securities And Exchange Commission On August 6, 1999
                                            Registration No. 333-______
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                        ______________________
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                        STIFEL FINANCIAL CORP.
          (Exact name of registrant as specified in charter)
           Delaware                                 43-1273600
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification Number)

      501 North Broadway
      St. Louis, Missouri                              63102
(Address of principal executive                     (Zip Code)
           offices)
                        ______________________
              STIFEL FINANCIAL CORP. AMENDED AND RESTATED
                       1997 INCENTIVE STOCK PLAN

                       CHARLES R. HARTMAN, ESQ.
                     General Counsel and Secretary
                        Stifel Financial Corp.
                          501 North Broadway
                      St. Louis, Missouri  63102
                (Name and address of agent for service)
Telephone number, including area code, of agent for service: (314) 342-2000
                        ______________________

                               Copy to:
                        ROBERT M. LAROSE, ESQ.
                            Thompson Coburn
                         One Mercantile Center
                      St. Louis,  Missouri  63101
                            (314) 552-6000

                    CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
    Title of      Amount to       Proposed       Proposed          Amount of
   Securities        be           Maximum         Maximum        Registration
     to be        Registered      Offering       Aggregate          Fee (3)
   Registered                     Price Per      Offering
                                  Share(2)       Price(2)
--------------------------------------------------------------------------------
   Common        1,100,000      $ 9.53125      $10,484,375       $   2,915
  Stock, $.15      shares
  par value(1)
--------------------------------------------------------------------------------
(1) Includes one attached Preferred Share Purchase Right per share.
(2) Estimated  solely  for  purposes of computing the  Registration  Fee pursuant  to  the  provisions  of Section  457(h),  based  upon  the average  of the high and low sale prices of common stock, $0.15  par value,  of the Registrant as reported on the New York Stock Exchange on August 3, 1999.
(3) The Registrant previously paid $2,512.00 on October 14, 1997 in connection with the Registant's Registration Statement on Form S-8
    (File  No.  333-37805) to register 661,500 shares  (as  adjusted  to reflect  the 5% stock dividend declared by the Company  on  each  of
    January  20,  1998 and January 27, 1999) of Stifel  Financial  Corp.
    common  stock  to  be issued pursuant to the Stifel Financial  Corp.
    1997 Incentive Stock Plan (the "Plan"). This filing is solely to register 1,100,000 additional shares which may be issued pursuant to the Plan, as amended.
                             ______________________

This Registration Statement shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

      The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register an additional 1,100,000 shares of Stifel Financial Corp. (the "Company") common stock, $0.15 par value (the "Common Stock"), and attached Preferred Share Purchase Rights, for issuance to participants under the Stifel Financial Corp. Amended and Restated 1997 Incentive Stock Plan (the "Plan"). The Company previously paid $2,512.00 on October 14, 1997 in connection with its Registration Statement on Form S-8 (File No. 333-37805) to register 661,500 shares (as adjusted to reflect the 5% stock dividend declared by the Company on each of January 20, 1998 and January 27, 1999) of Common Stock to be issued pursuant to the Stifel Financial Corp. 1997 Incentive Stock Plan. This filing is solely to register additional shares which may be issued pursuant to the Plan, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (iii) The description of the Company's Common Stock
           contained in the Company's Registration Statement on Form 8-A, filed on April 29, 1987, and any amendment or report filed for the purposes of updating such description; and

     (iv) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed on July 30, 1996, and any amendment or report filed for the purposes of updating such description.

      Such  incorporation by reference shall  not  be  deemed  to
incorporate   by  reference  the  information  referred   to   in
Item 402(a)(8) of Regulation S-K.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

      Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.

      The  following is a summary of Section 145 of  the  General
Corporation Law of the State of Delaware (the "DGCL").

     Subject to restrictions contained in the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. A person who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders. Expenses incurred in defense of any action, suit or proceeding may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

      The By-Laws of the Company provides for indemnification of directors and officers of the Company to the maximum extent permitted by the DGCL.

      The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

      The Board of Directors has entered into Indemnification Agreements with certain members of its Board of Directors. Pursuant to these Indemnification Agreements, the Company agrees to hold harmless each director, and his respective heirs, successors and estate, generally to the full extent permitted by the DGCL, as it may be amended from time to time, and specifically against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by a director, his heirs, successors or estate, in connection with certain pending or completed actions, suits or proceedings, to which the director, his heirs, successors or estate are or were a party, or were threatened to be made a party. Indemnification will not be provided under certain circumstances enumerated in the Indemnification Agreements.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 8.  Exhibits.

     See Exhibit Index on page 8 hereof.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      The  Registrant.   Pursuant  to  the  requirements  of  the
Securities  Act  of 1933, the Registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 28, 1999.

                              STIFEL FINANCIAL CORP.



                              By:/s/Ronald J Kruszewski
                                    -------------------------------------
                                    Ronald J. Kruszewski
                                    President and Chief Executive Officer


POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Charles R. Hartman, Esq. and Ronald J. Kruszewski, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Stifel Financial Corp. Amended and Restated 1997 Stock Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                             Title                        Date


/S/George H. Walker III            Chairman of the Board          April 28, 1999
   ---------------------------
   George H. Walker,III

/S/Ronald J. Kruszewski            President, Chief Executive     April 28, 1999
   ---------------------------       Officer and Director
   Ronald J. Kruszewski
   Principal Executive Officer


/S/James M. Zemlyak                Chief Financial Officer        April 28, 1999
   ---------------------------
   James M. Zemlyak
   Principal Financial Officer
   and Principal Accounting
   Officer


/S/Bruce A. Beda                          Director                April 28, 1999
   ---------------------------
   Bruce A. Beda


/S/Charles A. Dill                        Director                April 28, 1999
   ---------------------------
   Charles A. Dill


/S/Richard F. Ford                        Director                April 28, 1999
   ---------------------------
   Richard F. Ford


/S/Stuart I. Greenbaum                    Director                April 28, 1999
   ---------------------------
   Stuart I. Greenbaum


/S/John J. Goebel                         Director                April 28, 1999
   ---------------------------
   John J. Goebel


/S/Robert E. Lefton                       Director                April 28, 1999
   ---------------------------
   Robert E. Lefton


/S/James M. Oates                         Director                April 28, 1999
   ---------------------------
   James M. Oates






EXHIBIT INDEX

Exhibit
No.
4.1(a)   Restated  Certificate of Incorporation  of  the
         Company filed with the Secretary of State of Delaware on June 1, 1983, incorporated herein by reference to Exhibit 3.1 to the Company's
         Registration Statement on Form S-1, as  amended
         (Registration File No. 2-84232) filed July  19,
         1983.

4.1(b)   Amendment    to    Restated   Certificate    of
         Incorporation of the Company filed with the Secretary of State of Delaware on May 11, 1987, incorporated herein by reference to Exhibit
         3(a)(2) to the Company's Annual Report on  Form
         10-K(File No. 1-9305) for the fiscal year ended
         July 31, 1987.

4.1(c)   Certificate  of  Designation,  Preferences  and
         Rights   of   Series  A  Junior   Participating
         Preferred Stock of the Company filed  with  the
         Secretary  of  State of Delaware  on  July  10,
         1987,  incorporated  herein  by  reference   to
         Exhibit  (3)(a)(3)  to  the  Company's   Annual
         Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 31, 1987.

4.1(d)   Amendment    to    Restated   Certificate    of
         Incorporation  of the Company  filed  with  the
         Secretary of State of Delaware on November  28,
         1989,  incorporated  herein  by  reference   to
         Exhibit 3(a)(4) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 27, 1990.

4.2 Amended and restated by-laws of the Company, incorporated herein by reference to Exhibit 3
         (b)(1) to the Company's Annual  Report  on Form
         10-K(File No. 1-9305) for the fiscal year ended
         July 30, 1993.

4.3      Preferred Stock Purchase Rights of the Company,
         incorporated   herein  by  reference   to   the
         Company's Registration Statement on Form 8-A filed July 30, 1996.

5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Thompson Coburn (included in Exhibit
         5.1).

24.1 Power of Attorney (set forth on signature page hereto).

99.1     Stifel  Financial  Corp. Amended  and  Restated
         1997 Incentive Stock Plan, incorporated herein by reference to Annex A to the Company's definitive Proxy Statement filed on March 26,
         1999.